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CUSIP No. 410768 10 5                   13G                   Page 9 of 9 Pages



                                                                   Exhibit 99.1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Shares of Hanover Compressor Company, dated as of February 14, 2002, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(c) under the Securities Exchange Act of 1934.

Date:  February 14, 2002                  GKH INVESTMENTS, L.P.,
                                          a Delaware limited partnership

                                            By:  GKH PARTNERS, L.P.,
                                            a Delaware limited partnership,
                                            its general partner

                                            By:  JAKK HOLDING CORP.,
                                            a Nevada corporation,
                                            its general partner

                                            /s/ Melvyn N. Klein
                                            -----------------------------
                                            Melvyn N. Klein
                                            President

Date:  February 14, 2002                  GKH PARTNERS, L.P.,
                                          a Delaware limited partnership

                                            By:  JAKK HOLDING CORP.,
                                            a Nevada corporation,
                                            its general partner

                                            /s/ Melvyn N. Klein
                                            -----------------------------
                                            Melvyn N. Klein
                                            President